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                                   EXHIBIT I


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Schedule 13D

                    Under the Securities Exchange Act of 1934
                              (Amendment No. __)*

                            Exposaic Industries, Ind.
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                               (Name of Issuer)

                           Common Stock (No Par Value)
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                         (Title of Class of Securities)

                                   302163-10-0
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                                 (CUSIP Number)

                              Howard 0. Woltz, Jr.
                         180 West Independence Boulevard
                 Mount Airy, North Carolina 27030 (919) 786-2141
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                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                               September 27, 1985
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                      (Date of Event which Requires Filing
                               of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1 (b)(3) or (4), check the following box. [ ]

Check the following box if a fee is being paid with the statement [X]. (A fee is not required if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filed out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        (Continued on following page(s))

                                Page 1 of 5 Pages


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Cusip: 302163-10-0                    13D                           Page 2 of 5

1.       Names of Reporting Persons.
         I.R.S. Identification Nos. of above persons (entities only).

         Howard O. Woltz, Jr.  S.S. ####-##-####

2.       Check the Appropriate Box if a Member of a Group (See Instructions):

                                                                      (a)  [ ]
                                                                      (b)  [X]

3.       SEC Use Only

4.       Source of Funds (See Instructions):      PF/OO

5.       Check Box if Disclosure of Legal Proceedings Is Required Pursuant to
         Items 2(d) or 2(e):                                               [ ]

6.       Citizenship or Place of Organization:    United States

Number of Shares Beneficially Owned by Each Reporting Person With:

7.       Sole Voting Power:  327,033

8.       Shared Voting Power:  44,702

9.       Sole Dispositive Power:    81,008

10.      Shared Dispositive Power:   87,759

11.      Aggregate Amount Beneficially Owned by Each Reporting Person:   371,735

12.      Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares
         (See Instructions):                                               [X]

13.      Percent of Class Represented by Amount in Row (11):   24.1%

14.      Type of Reporting Person (See Instructions):      IN


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SCHEDULE 13D                                                        page 3 of 5

Item 1:

         Common Stock (No Par Value)
         Exposaic Industries, Inc.
         180 West Independence Boulevard
         Mount Airy, North Carolina  27030

Item 2:

         a.  Howard Osler Woltz, Jr.

         b.  180 West Independence Boulevard
             Mount Airy, North Carolina 27030

         c.  Chairman and President
             Exposaic Industries, Inc.
             180 West Independence Boulevard
             Mount Airy, North Carolina  27030
             (manufacturer of wire and concrete products)

         d. The reporting person has not during the last five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         e. The reporting person has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which has resulted in being subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         f.  United States

Item 3:

         Sole voting power covers 327,033 shares. The 81,000 shares owned directly were purchased several years ago with personal funds and are held for investment purposes. The 246,025 shares owned by IC Liquidating Corporation, were purchased with working capital of that company and have been held as an investment. (See Item 6.) 44,702 shares are held for investment purposes in three trusts of which the reporting person is a co-trustee.

Item 4:

         See Item 3 and Item 6.

Item 5:

         a. Howard Osler Woltz, Jr. owns directly 81,000 shares (5.3%) and has sole voting and dispositive power over these shares.


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SCHEDULE 13D                                                        page 4 of 5

         b. Howard O. Woltz, Jr., John E. Woltz, and the Northwestern Bank hold 44,702 shares (2.9%) in three different trusts as co-trustees. Howard O. Woltz, Jr. as a co-trustee shares voting and dispositive power over these shares.

         c. IC Liquidating Corporation owns 246,025 shares (16.0%). Under a plan of liquidation, pending execution, Howard O. Woltz, Jr. has beneficial ownership of 43,057 shares (2.8%) and has shared dispositive power over these shares. Howard O. Woltz, Jr., as president of IC Liquidating Corporation, has sole voting power over the entire 246,025 shares.

         d. Joan Moore Woltz, wife of Howard O. Woltz, Jr., owns directly 11,972 shares (.8%). These shares are not included in the voting or dispositive shares or the aggregate amount beneficially owned as shown on the cover page as Howard O. Woltz, Jr. disclaims beneficial ownership of these shares.

Item 6:

         IC Liquidating Corporation is in the process of liquidating as a result of which it is anticipated that the reporting person will receive 43,057 shares of IC Industries, Inc. Common Stock (No Par Value).

Item 7:

         Not applicable.


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SCHEDULE 13D                                                        page 5 of 5


                                    SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:        9-13-85

Signature:   /s/ Howard O. Woltz, Jr.

Name:        Howard O. Woltz, Jr.